                                                                    EXHIBIT B-67



                                     BY-LAWS
                                       OF
                          NATURAL GAS DEVELOPMENT, INC

                                    ARTICLE I

                              STOCKHOLDERS' MEETING

         The annual meeting of the stockholders shall be held on the second Wednesday of April each year, at the hour of 10:00 a.m., for the purpose of electing directors and for the transaction of such other business as may properly come before this meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.

         All such meetings, both annual and special, may be held in such place within the United States as the call therefore shall specify, and notice of every such meeting shall be given to each stockholder of record entitled to vote at the meeting by mailing a notice not less than seven (7) nor more than sixty
(60) days before the day named for the meeting. Notices of all meetings of stockholders shall state the purposes for which the meetings are called.

         In the even of the annual meeting, by mistake or otherwise, not being called and held as herein provided, a special meeting of the stockholders may be called and held in lieu of and for the purposes of the annual meeting. Any such special meeting may be called in the same manner as other special meetings. Any election had or business done at any such special meeting shall be as valid and effectual as if had or done at a meeting called as an annual meeting and duly held on said date.

         At any meeting, the holders of record of a majority of the shares entitled to vote at such meeting shall have one vote in persona or by proxy for each share of stock having voting rights registered in his name on the books of the Corporation. A stockholder may vote through a proxy authorized by a written instrument signed by the stockholder or by his duly authorized attorney-in-fact. No proxy shall be valid unless executed within six months previous to the meeting at which it is used.

                                   ARTICLE II

                               BOARD OF DIRECTORS

         The property, business and affairs of the Corporation shall be managed by a Board of Directors, and they are hereby vested with all the powers which the Corporation itself possesses so far as such delegation of power is not incompatible with the provisions of these By-Laws, the Articles of Organization or the laws of the Commonwealth of Massachusetts. No Director need be a stockholder of the Corporation.

         The Board of Directors shall be comprised of such number of Directors as shall be fixed by the Board from time to time, but not less than three (3) nor more than seven (7). The Directors of this Corporation shall be elected by ballot at the annual meeting of the shareholders of the Corporation, or special meeting held in lieu thereof. The Directors shall hold their office for one year from the date hereinbefore fixed for the annual meeting and until their successors are elected and qualified.

         Any vacancy occurring in the Board of Directors from the death, resignation, removal, disqualification or inability to act of any Director, or from an increase in the size of the Board, may be filled for the unexpired term of the vacant Directorship by majority vote of the remaining Directors, even if the number of remaining Directors be less than a quorum.

         The Directors may appoint and remove at pleasure such subordinate officers and employees as may seem to them wise.

         They shall have access to the books, vouchers and funds of the Corporation; shall determine upon the forms of the certificates of stock and of the cooperate seal; shall fix all salaries and fees; may fill all vacancies that may occur at any time during the year in any office; and shall declare dividends from time to time as they may deem best.

         Meetings of the Board of Directors may be held at any time and place within The Commonwealth of Massachusetts or elsewhere within the United States on notice of the Clerk who may and on request of the Chairman of the Board of Directors, the President or any two Directors shall call any such meeting, twenty-five hours notice thereof being given. Any such meeting, however, and all business transacted thereat, shall be legal and valid without notice if all the members of the Board are present in person or participating therein, or if the members who are absent waive notice by a written instrument filed with the records of the meeting or assent in writing to the action taken or to be taken.

         A majority of the Board of Directors shall constitute a quorum for the transaction of business, but a lesser number may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice. When a quorum is present at or participating in any meeting, a majority of the members in attendance thereat or participating therein shall decide any question brought before such meeting, unless otherwise required by statute, the Articles of Organization or these By-Laws.

                                  ARTICLE III

                                    OFFICERS

         The offices of the Corporation shall be a Chairman of the Board of Directors, a President, one or more Vice Presidents, a Treasurer, any Assistant Treasurer, a Clerk, and Assistant Clerk, and Controller and such other officers and agents as the Directors may from time to time authorize. No officer need be a stockholder of the Corporation.

         All officers of the Corporation shall be elected, chosen or appointed by the Board of Directors at its first meeting after the annual meeting of stockholders, or special meeting held in lieu thereof. Each of said officers so elected, chosen or appointed shall hold his office until the first meeting of Directors after the next annual meeting of stockholders, or special meeting in lieu thereof, and until his successor shall have been chosen and qualified, or until his death, resignation or removal.

         Any officer may be removed from office, with or without cause, at any time by the affirmative vote of a majority of the Board of Directors.

                                   ARTICLE IV

                       CHAIRMAN OF THE BOARD OF DIRECTORS
                                    PRESIDENT

         The Chairman of the Board of Directors shall be chosen from among the member of the Board of Directors. The President need not be a member of the Board of Directors.

         The Chairman of the Board of Directors shall be the chief executive officer of the Corporation and, subject to its Board of Directors, shall exercise general supervision of its affairs. He shall preside at all meetings of the shareholders and of the Directors when present.

The President, subject to the Board of Directors and its Chairman, shall have charge of the business of the Corporation relating to general operation and shall perform all the duties of his office prescribed by law or by vote of the Directors.

         In the absence of the Chairman of the Board of Directors, the President shall, with like authority, preside at meetings both of the stockholders and of the Directors. In the absence of the Chairman of the Board of Directors and of the President, any Vice President shall preside with like authority. In the absence of the Chairman of the Board of Directors, the President and all the Vice Presidents, a President pro tempore shall be chosen.

                                    ARTICLE V

                                 VICE PRESIDENTS

         Any Vice President shall have, in addition to any duties and powers set forth in these By-Laws, such duties and powers as are usually incident to such office and as the Directors shall from time to time designate.

                                   ARTICLE VI

                                    THE CLERK

         The Clerk, who shall be sworn, shall be the Clerk of the Corporation; and shall attend all meetings of the stockholders and the Board of Directors, keep accurate records thereof and perform all other duties incident to such office.

         In the absence of the Clerk and any Assistant Clerk from any of the meetings, a Clerk pro tempore shall be chosen.

                                   ARTICLE VII

                                 ASSISTANT CLERK

         In case of the death, absence or inability to act of the Clerk, any Assistant Clerk, who shall be sworn, shall have all the powers and perform all the duties of the Clerk.

                                  ARTICLE VIII

                                    TREASURER

The Treasurer shall perform such duties as are deemed by superior executive officers of the Corporation incident to the office of Treasurer and such other duties as from time to time may be assigned by the Board of Directors.

                                   ARTICLE IX

                               ASSISTANT TREASURER

         In case of the death, absence or inability to act of the Treasurer, any Assistant Treasurer shall have all the powers and perform all the duties of the Treasurer, subject to such limitations as the Board of Directors may impose.

                                    ARTICLE X

                       CONTROLLER & ASSISTANT CONTROLLERS

         Any Controller shall cause accurate books of account of the Corporation's transactions to be kept, with books shall be the property of the Corporation and shall be subject at all times to the inspection and control of the Board of Directors. He shall be responsible for the preparation and filing of necessary statements and reports and shall perform such other duties as from time to time may be assigned by the Board of Directors.

         In case of the death, absence or inability to act of the Controller, any Assistant Controller shall have all the powers and perform all the duties of the Treasurer, subject to such limitations as the Board of Directors may impose.

                                   ARTICLE XI

                              CERTIFICATES OF STOCK

         Each stockholder shall be entitled to a certificate representing shares of the capital stock of the Corporation owned by him, in such form as shall, in conformity to law, be prescribed from time to time by the Board of Directors. Certificates of stock shall be signed by the President or a Vice President and the Treasurer or an Assistant Treasurer and sealed with the corporate seal. In case any officer who has signed or whose facsimile signature has been placed up on any certificate shall have ceased to be such before the certificate is issued, it may be issued by the Corporation with the same effect as if such officer had not ceased to be such at the time of its issue.

         Shares of stock of the Corporation may be transferred on the books of the Corporation by the registered owner thereof or by his duly authorized attorney by assignment thereof in writing, accompanied by delivery of the certificate. No such transfer of stock, however, shall affect the right of the Corporation to pay any dividend thereon or to treat the holder of record as the holder in fact until the transfer had been recorded upon the books of the Corporation or a new certificate has been issued to the person to whom the stock has been transferred.

         In case of the loss of a certificate, a duplicate may be issued upon such reasonable terms as the Board of Directors shall prescribe.

                                   ARTICLE XII

                            CLOSING OF TRANSFER BOOKS

         The transfer books of the Corporation may be closed for not exceeding ten (10) days next prior to any meeting of the shareholders, and at such other times and for such reasonable periods as may be determined by the Board of Directors.

                                  ARTICLE XIII

                             FIXING OF RECORD DATES

         The Board of Directors may fix in advance a date not exceeding sixty
(60) days and not less then ten (10) days prior to the date of (1) any meeting of the shareholder, (2) the payment of any dividend, (3) the making of any distribution to shareholders, (4) the last day upon which the consent or dissent of shareholders may be effectively expressed for any purpose, or (5) delivery of evidences of rights or interests arising out of any issue, change, conversion or exchange of capital of stock, as a record date for the determination of the shareholders entitled (a) to notice of and to vote at any meeting and any adjournment thereof, (b) to receive any dividend, (c) to receive any distribution to shareholders, (d) to consent or dissent for any purpose or (e) to receive delivery of evidences of rights or interests arising out of any issue, change, conversion or exchange of capital stock, and in such case only shareholders of record on such record date shall have such rights notwithstanding any transfer of stock upon the books of the Corporation after such record date.

                                   ARTICLE XIV

                                   FISCAL YEAR

         The fiscal year of the Corporation shall end on the 30th day of September in each year.


                                   ARTICLE XV

                                   AMENDMENTS

         The By-Laws may, upon notice, be altered, amended or repealed at any meeting of the stockholders by vote of the holder of two-thirds (2/3) or more of the stock entitled to vote at such meeting. Notwithstanding the foregoing, as provided in the Articles of Organization, a majority of the Directors may make, amend or repeal these By-Laws in whole or in part, except with respect to any provision thereof which by law or the Articles of Organization requires action by the stockholders.

                                   ARTICLE XVI

                              FINANCIAL INSTRUMENTS

         Any officer may sign (or counter-sign, when required) any financial instrument including without limitation, checks, drafts and orders for the payment of money, in the name of the Corporation subject to the then existing policies, procedures and internal controls adopted by the Officers or Board of Directors of the Corporation. In addition, the Officers shall have the power to designate from time to time such other agents, who need not be Officers of the Corporation, who shall have the power and authority to execute any such instrument on behalf of the Corporation, subject to the then existing policies, procedures and internal controls adopted by the Officers and/or the Board of Directors.

                                  ARTICLE XVII

                                    CONTRACTS

         Any Officer may execute any contract or other non-financial instruments in the name and on behalf of this Corporation subject to the then existing policies, procedures and internal controls adopted by the Officers and/or Board of Directors. The Officers shall have power to designate from time to time such other agents, who need not be Officers of the Corporation, who shall have the power and authority to execute any such instrument on behalf of the Corporation, subject to the then existing policies, procedures and internal controls adopted by the Officers and/or the Board of Directors.